CONSENT OF INDEPENDENT ACCOUNTANTS








We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 3, 2002 relating to the financial statements and financial highlights which appears in the March 31, 2001 Annual Report to Shareholders of Institutional Daily Income Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Counsel and Independent Accountants" and "Financial Statements" in such Registration Statement.





PricewaterhouseCoopers LLP
New York, NY
July 24, 2002